Exhibit 10.1

COMMON STOCK PURCHASE AGREEMENT

This COMMON STOCK PURCHASE AGREEMENT (this “Agreement’) is dated as of September 8, 2023 by and between Meta Materials Inc., a Nevada corporation (the “Company”), and Gregory McCabe, individually (the “Purchaser”).

RECITALS

A. The Company and the Purchaser are parties to a Loan Sale Agreement dated as of August 7, 2023 (the “LSA”) pursuant to which the Purchaser purchased from the Company certain loans (as described in the LSA).

B. The LSA contemplates that the parties would enter into a stock purchase agreement, pursuant to which the Company would sell to the Purchaser, and the Purchaser would acquire shares of the Company’s common stock on the terms set forth in the LSA.

C. The parties desire to set forth their agreement with respect to the purchase of the Shares (as defined below) by the Purchaser.

AGREEMENT

The parties hereto agree as follows:

ARTICLE I

Definitions
Section 1.1
Certain Definitions.

(a) “Average Daily Price”

shall be the price based on the VWAP of the Company on the Nasdaq Market (or any subsequent trading platform).

(b) “Closing” shall have the meaning set forth in Section 2.4.

(c) “Commencement Date” means September 1, 2023.

(d) “Common Stock” shall have the meaning set forth in Section 2.1.

(e) “Draw Down”

shall have the meaning assigned to such term in Section 6.1(a) hereof.

(f) “Draw Down Purchase Date” shall means the Trading Day on which the Purchaser timely receives, (i) after 6:00 a.m., New York City time, and (ii) prior to 9:00 a.m., New York City time, on such Trading Day, a valid Draw Down Notice for such purchase in accordance with this Agreement.

(g) “Draw Down Pricing Period”

shall mean a period of five (5) consecutive Trading Days preceding a Draw Down Purchase Date.

(j) “Exchange Cap” shall have the meaning set forth in Section 2.3.

(k) “Investment Period” shall mean the period commencing on the Commencement Date and expiring on the fifteenth month anniversary of the Commencement Date.

(l) “Material Adverse Effect” shall have mean any material adverse effect on (i) the enforceability of any Transaction Document or (ii) the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document to be performed as of the date of determination.

(m) “Registration Rights Agreement”

shall have the meaning set forth in Section 4.3.

(n) “Purchase Share Delivery Date” shall have the meaning set forth in Section 2.4.

(o) “SEC Documents”

shall mean the Company’s latest Form 10‑K, all Forms 10‑Q and 8‑K filed thereafter, and the Proxy Statement for its latest fiscal year as of the time in question until such time as the Company no longer has an obligation to maintain the effectiveness of a Registration Statement.

(p) “Shares”

shall mean, collectively, the shares of Common Stock of the Company being subscribed for hereunder.

(q) “Threshold Price”

is the lowest Average Daily Price at which the Company will sell its Common Stock with respect to this Agreement.

(r) “Trading Day”

shall mean any day on which the Nasdaq Market is open for business.

(s) “Transaction Documents” shall mean, collectively, this Agreement and the exhibits hereto, the Registration Rights Agreement, and the exhibits thereto, and each of the other agreements, documents, certificates and instruments entered into or furnished by the parties hereto in connection with the transactions contemplated hereby and thereby.

(t) “VWAP”

shall mean the daily volume weighted average price of the Company’s Common Stock on the Nasdaq Market (or any subsequent trading platform), as reported on Nasdaq or by another reputable source such as Bloomberg, L.P.

ARTICLE II

Purchase and Sale of Common Stock
Section 2.1
Purchase and Sale of Stock.

Subject to the terms and conditions of this Agreement, during the Investment Period, the Company shall have the right to issue and sell to the Purchaser and the Purchaser shall purchase from the Company Six Million Dollars ($6,000,000) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), based on a total of fifteen (15) Draw Downs of (i) Two Hundred Fifty Thousand Dollars ($250,000) per Draw Down for the first six (6) months of the Investment Period and (ii) Five Hundred Thousand Dollars ($500,000) per Draw Down for the remaining nine (9) months of the Investment Period.

Section 2.2
The Shares.

The Company has authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a sufficient number of its authorized but unissued shares of its Common Stock to cover the Shares to be issued in connection with all Draw Downs contemplated under this Agreement, assuming that the average price of all Draw Downs contemplated will be at or above the Threshold Price.

Section 2.3
Compliance with Rules of Nasdaq Market.

Notwithstanding anything in this Agreement to the contrary, the Company shall not issue more than 95,497,527 shares of Common Stock (the “Exchange Cap”) under this Agreement, which equals 19.99% of the Company’s outstanding shares of Common Stock as of the date hereof, unless stockholder approval is obtained to issue in excess of the Exchange Cap; provided, however, that the foregoing limitation shall not apply if at any time the Exchange Cap is reached and at all times thereafter the average price paid for all shares of Common Stock issued under this Agreement is equal to or greater than $0.2134 which is a price equal to the lesser of (i) the Nasdaq Official Closing Price immediately preceding the execution of this Agreement or (ii) the arithmetic average of the Nasdaq Official Closing Prices for the Common Stock for the five (5) consecutive Business Days immediately preceding the execution of this Agreement, as calculated in accordance with the rules of the Nasdaq Market (in such circumstance, for purposes of the Nasdaq Market, the transaction contemplated hereby would not be “below market” and the Exchange Cap would not apply). Notwithstanding the foregoing, the Company shall not be required or permitted to issue, and the Purchaser shall not be required to purchase, any shares of Common Stock under this Agreement if such issuance would violate the rules or regulations of the Nasdaq Market. The Company may, in its sole discretion, determine whether to obtain stockholder approval to issue more than 19.99% of its outstanding shares of Common Stock hereunder if such issuance would require stockholder approval under the rules or regulations of the Nasdaq Market..

Section 2.4
Purchase Price and Closing.

The Company agrees to issue and sell to the Purchaser and, in consideration of and in express reliance upon the representation, warranties, covenants, terms and conditions of this Agreement, the Purchaser agrees to purchase that number of the Shares to be issued in connection with each Draw Down. The Shares purchased by the Purchaser in connection with each Draw Down shall be delivered to the Purchaser not later than 10:00 a.m., New York City time, on the Trading Day immediately following the Draw Down Purchase Date for such purchase (the “Purchase Share Delivery Date”). This Agreement shall become effective and binding (the “Closing”) upon (a) the delivery of counterpart signature pages of this Agreement executed by each of the parties hereto and thereto, and (b) the delivery of all other documents, instruments and writings required to be delivered at the Closing by pdf.

ARTICLE III

Representations and Warranties
Section 3.1
Representation and Warranties of the Company.

Except as disclosed in the SEC documents, the Company hereby makes the following representations and warranties to the Purchaser:

(a)
Organization, Good Standing and Power.

The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate authority to own, lease and operate its properties and assets and to carry on its business as now being conducted. The Company is duly qualified and is in good standing as a foreign corporation to do business in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect on the Company’s financial condition.

(b)
Authorization, Enforcement.

(i) The Company has the requisite corporate power and corporate authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement and to issue the Shares pursuant to their respective terms, (ii) the execution, issuance and delivery of this Agreement and the Registration Rights Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required, and (iii) this Agreement and the Registration Rights Agreement have been duly executed and delivered by the Company and at the initial Closing shall constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application. The Company has duly and validly authorized and reserved for issuance shares of Common Stock sufficient in number for the issuance of the Shares.

(c)
Capitalization.

The authorized capital stock of the Company and the shares thereof issued and outstanding were as set forth in the SEC Documents as of the dates reflected therein. All of the outstanding shares of the Company’s Common Stock have been duly and validly authorized and are fully-paid and non-assessable. Except as set forth in this Agreement, the Registration Rights Agreement and as set forth in the SEC Documents, no shares of Common Stock are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Furthermore, except as set forth in this Agreement and as set forth in the SEC Documents, there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. The Company is not a party to any agreement granting registration rights to any person with respect to any of its equity or debt securities. The Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. Except as set forth in the SEC Documents, the offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied with all applicable federal and state securities laws, and no stockholder has a right of rescission or damages with respect thereto which would have a Material Adverse Effect on the Company’s financial condition or operating results. The principal market for the Common Stock in the United States is the Nasdaq Market, and except as set forth in the SEC Documents, the Company has not received any unresolved notice from such market questioning or threatening the continued inclusion of the Common Stock on such market.

(d)
Issuance of Shares.

The Shares to be issued under this Agreement have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Shares shall be validly issued and outstanding, fully paid and non-assessable, and the Purchaser shall be entitled to all rights accorded to a holder of Common Stock.

(e)
No Conflicts.

The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated herein do not and will not (i) violate any provision of the Company’s certificate of incorporation or bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party, (iii) create or impose a lien, charge or encumbrance on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, except as intended by this Agreement, or (iv) result in a violation of any federal, state, local or other foreign statute, rule, regulation, order, judgment or decree (including any federal and state or securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries are bound or affected, except, in all cases, for such conflicts, defaults, termination, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company and its subsidiaries is not being conducted in violation of any laws, ordinances or regulations of any governmental entity, except for possible violations which singularly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under any federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement, or issue and sell the Shares in accordance with the terms hereof (other than any filings which may be required to be made by the Company with Nasdaq, the Securities and Exchange Commission (the “Commission”) or state securities administrators subsequent to the Closing and any registration statement which may be filed pursuant hereto); provided that, for purpose of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Purchaser herein.

(f)
SEC Documents, Financial Statements.

The Common Stock of the Company is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, except as disclosed in the SEC Documents, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act. The Company has not provided to the Purchaser any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder applicable to such documents, and, as of their respective dates, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(g)
No Material Adverse Effect.

Since December 31, 2022, no Material Adverse Effect has occurred or exists with respect to the Company, except as disclosed in the SEC Documents.

(h)
No Undisclosed Liabilities.

Except as disclosed in the SEC Documents, neither the Company nor any of its subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) that would be required to be disclosed on a balance sheet of the Company or any subsidiary (including the notes thereto) in conformity with GAAP which are not disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its subsidiaries respective businesses since such date and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company or its subsidiaries.

(i)
No Undisclosed Events or Circumstances.

Since December 31, 2022, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the SEC Documents.

(j)
Actions Pending.

There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any subsidiary which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto or thereto. Except as set forth in the SEC Documents, there is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company, any subsidiary or any of their respective properties or assets. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any subsidiary.

(k)
Compliance with Law.

The business of the Company and the subsidiaries has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except as set forth in the SEC Documents or such that do not cause a Material Adverse Effect. The Company and each of its subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of their respective businesses as now being conducted by them unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(l)
Certain Fees.

No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by the Transaction Documents. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this Section 3.1(l) incurred by the Company or its subsidiaries that may be due or payable in connection with the transactions contemplated by the Transaction Documents.

(m)
Disclosure.

The Company confirms that neither it nor any other person acting on its behalf has provided the Purchaser or any of its agents, advisors or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information concerning the Company or any of its subsidiaries, other than the existence of the transactions contemplated by the Transaction Documents. All disclosure provided to Purchaser regarding the Company and its subsidiaries, their businesses and the transactions contemplated by the Transaction Documents (including, without limitation, the representations and warranties of the Company contained in the Transaction Documents to which it is a party) furnished in writing by or on behalf of the Company or any of its subsidiaries for purposes of or in connection with the Transaction Documents, taken together, is true and correct in all material respects on the date on which such information is dated or certified, and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading at such time.

(n)
Securities Act of 1933.

The Company has complied and will, in all material respects, comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Shares hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy the Shares or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person (other than the Purchaser), so as to bring the issuance and sale of the Shares under the registration provisions of the Securities Act and applicable state securities laws. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Shares.

Section 3.2
Representations and Warranties of the Purchaser.

The Purchaser hereby makes the following representations and warranties to the Company:

(a)

(a)
No Conflicts.

The execution, delivery and performance of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby or relating hereto do not violate, contravene, or breach any law, order, or decree to which the Purchaser may be subject, or result in a default under any agreement or instrument to which Purchaser is bound. There is no action, suit, or proceeding pending against Purchaser in any court or by or before any governmental agency or instrumentality which would materially or adversely affect Purchaser's ability to carry out the transactions contemplated by this Agreement. The Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for him to execute, deliver or perform any of his obligations under this Agreement or to purchase the Shares in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, the Purchaser is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

(b)
Financial Risks.

The Purchaser acknowledges that he is able to bear the financial risks associated with an investment in the Shares and that he has been given full access to such records of the Company and the subsidiaries and to the officers of the Company and the subsidiaries as he has deemed necessary or appropriate to conduct his due diligence investigation. The Purchaser is capable of evaluating the risks and merits of an investment in the Shares by virtue of his experience as an investor and his knowledge, experience, and sophistication in financial and business matters and the Purchaser is capable of bearing the entire loss of his investment in the Shares.

(c)
Accredited Investor

. The Purchaser is an “accredited investor” as defined in Regulation D promulgated under the Securities Act.

(d)
Investment Intent.

The Purchaser is purchasing the Shares solely for investment purposes, and not for further distribution. The Purchaser’s entire legal and beneficial ownership interest in the Shares is being purchased and shall be held solely for the Purchaser’s account. The Purchaser is not a party to, and does not presently intend to enter into, any contract or other arrangement with any other person or entity involving the resale, transfer, grant of participation with respect to or other distribution of any of the Shares. The Purchaser’s investment intent is not limited to the Purchaser’s present intention to hold the shares for the minimum capital gains period specified under any applicable tax law, for a deferred sale, for a specified increase or decrease in the market price of the Shares, or for any other fixed period in the future.

(e)
General.

The Purchaser understands that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the suitability of the Purchaser to acquire the Shares.

ARTICLE IV

Covenants

The Company covenants with the Purchaser as follows:

Section 4.1
Securities Compliance.

The Company shall notify The Nasdaq Stock Market, Inc., in accordance with their rules and regulations, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Shares to the Purchaser or subsequent holders.

Section 4.2
Registration and Listing.

The Company will use commercially reasonable efforts to cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, will comply with all requirements related to any registration statement filed pursuant to this Agreement, and will not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company will use commercially reasonable efforts to take all action necessary to continue the listing or trading of its Common Stock on the Nasdaq Market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Nasdaq Market.

Section 4.3
Registration Rights Agreement.

The Company and the Purchaser shall enter into a registration rights agreement in the form of Exhibit A hereto (the “Registration Rights Agreement”).

Section 4.4
Securities Laws; Legends.

Each of the parties hereto shall use commercially reasonable efforts to cause the issuance of all Shares contemplated by this Agreement to validly qualify for an exemption from the registration and prospectus delivery requirements of the Securities Act and the equivalent state “blue sky” laws.

(a)
Restricted Securities.

The Shares constitute “restricted securities” under the Securities Act and may not be transferred absent registration under the Securities Act or an exemption therefrom, and any such transfer shall be subject to compliance with applicable state securities Laws. The Purchaser and every transferee or assignee of any Shares from the Purchaser shall be bound by and subject to the terms and conditions of this Section 4.4, and the Company may require, as a condition precedent to the assignment or transfer of any Shares, that any transferee or assignee must enter into an agreement with the Company, whereby such transferee or assignee agrees in writing to be bound by, and subject to, all the terms and conditions of this Section 4.4, unless in each case the Shares have been registered under the Securities Act as contemplated herein. To ensure compliance with the restrictions imposed by this Agreement, the Company may issue appropriate “stop-transfer” instructions to its transfer agent. The Company shall not be required (i) to transfer on its books any Shares that have been transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares, or to accord the right to vote or pay dividends, to any transferee or assignee to whom such shares have been purportedly so transferred.

(b)
Legends.

All Shares issued in connection with this Agreement, or any other securities issued in respect of such shares upon stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall bear a legend or legends referencing restrictions applicable to such shares under applicable securities Laws and under this Agreement, which legends shall state in substance:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAW, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE BUYER THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED OR UNDER APPLICABLE STATE SECURITIES LAWS.”

(c)
Restricted Shares.

Each book-entry notation representing any Shares (or any other securities issued in respect of such shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event) may bear the following legend (in addition to any other legends required by applicable Law, this Agreement, the Company’s articles of incorporation or bylaws or any other agreement to which Purchaser is a party):

THE SHARES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND RISK OF FORFEITURE FOR THE BENEFIT OF THE ISSUER OF THE SHARES, AS SET FORTH IN AN AGREEMENT BETWEEN THE ORIGINAL HOLDER OF THESE SHARES AND THE ISSUER.

Section 4.5
Compliance with Laws.

(i) During the Investment Period, the Company (a) shall comply, and cause each subsidiary to comply, with all laws, rules, regulations and orders applicable to the business and operations of the Company and its subsidiaries, except as would not have a Material Adverse Effect and (b) with applicable provisions of the Securities Act and the Exchange Act, applicable state securities or “Blue Sky” laws, and applicable listing rules of the Nasdaq Market, except as would not, individually or in the aggregate, prohibit or otherwise interfere with the ability of the Company to enter into and perform its obligations under this Agreement in any material respect . Without limiting the foregoing, neither the Company, nor any of its subsidiaries, nor to the knowledge of the Company, any of their respective directors, officers, agents, employees or any other persons acting on their behalf shall, in connection with the operation of the Company’s and its subsidiaries’ respective businesses, (1) use any corporate funds for unlawful contributions, payments, gifts or entertainment or to make any unlawful expenditures relating to political activity to government officials, candidates or members of political parties or organizations, (2) pay, accept or receive any unlawful contributions, payments, expenditures or gifts, or (3) violate or operate in noncompliance with any export restrictions, anti-boycott regulations, embargo regulations or other applicable domestic or foreign laws and regulations.

Section 4.6
Other Agreements.

The Company shall not enter into any agreement the terms of which such agreement would restrict or impair the right to perform of the Company or any subsidiary under this Agreement or the certificate of incorporation of the Company.

ARTICLE V

Conditions to Closing and Draw Downs
Section 5.1
Conditions Precedent to the Obligation of the Company to Sell the Shares.

The obligation hereunder of the Company to issue and sell the Shares to the Purchaser is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

(a)
Accuracy of the Purchaser's Representations and Warranties.

The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing and as of the date of the delivery of each Draw Down Notice the (“Draw Down Exercise Date”) as though made at that time, except for representations and warranties that speak as of a particular date.

(b)
Performance by the Purchaser.

The Purchaser shall have performed, satisfied and complied in all material respects with all material covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Closing and as of each Draw Down Exercise Date.

(c)
No Injunction.

No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

Section 5.2
Conditions Precedent to the Obligation of the Purchaser to Close.

The obligation hereunder of the Purchaser to enter this Agreement is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Purchaser's sole benefit and may be waived by the Purchaser at any time in its sole discretion.

(a)
Accuracy of the Company's Representations and Warranties.

Each of the representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing as though made at that time (except for representations and warranties that speak as of a particular date).

(b)
Performance by the Company.

The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing.

(c)
No Injunction.

No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d)
No Proceedings or Litigation.

No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Purchaser or the Company or any subsidiary, or any of the officers, directors or affiliates of the Company or any subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

Section 5.3
Conditions Precedent to the Obligation of the Purchaser to Accept a Draw Down and Purchase the Shares.

The obligation hereunder of the Purchaser to accept a Draw Down request and to acquire and pay for the Shares is subject to the satisfaction or waiver, at or before each Draw Down Exercise Date, of each of the conditions set forth below. The conditions are for the Purchaser's sole benefit and may be waived by the Purchaser at any time in its sole discretion.

(a)
Satisfaction of Conditions to Closing.

The Company shall have satisfied, or the Purchaser shall have waived, the conditions set forth in Section 5.2 hereof

(b)
No Suspension.

Trading in the Company's Common Stock shall not have been suspended by the Commission or The Nasdaq Stock Market, Inc. (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to each Draw

Down request), and, at any time prior to such request, trading in securities generally as reported by Nasdaq shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by Nasdaq.

(c)
Material Adverse Effect.

No Material Adverse Effect shall have occurred.

ARTICLE VI

Draw Down Terms
Section 6.1
Draw Down Terms.

Subject to the satisfaction of the conditions set forth in this Agreement, the parties agree as follows:

(a)
The Company shall issue and exercise a draw down (a “Draw Down”) during the Investment Period, which Draw Down the Purchaser will be obligated to accept.

(b)
Only one Draw Down shall be allowed per month during the Investment Period. The price per share paid by the Purchaser shall be equal to 1.2 multiplied by the 5-day VWAP (the “Draw Down Purchase Price”).
(c)
There shall be fifteen (15) monthly Draw Downs during the term of this Agreement. The Company shall have the right to issue and exercise a Draw Down of $250,000 each month for the first six (6) months of the Investment Period and $500,000 for the nine (9) months thereafter of the Company’s Common Stock per Draw Down. The minimum Draw Down shall be $250,000 and the maximum Draw Down shall be $500,000. Provided, however, that if the Company has not delivered any of the contemplated fifteen (15) monthly Draw Downs in their corresponding monthly time-frames, then the Company may deliver more than one Draw Down Notice in any given month (the “Catch-Up Notices”).
(d)
The Company shall inform the Purchaser by delivering a Draw Down Notice, in the form of Exhibit B hereto, via electronic mail transmission as to the amount of the Draw Down the Company wishes to exercise before the first day of the Draw Down Pricing Period (the “Draw Down Notice”). At no time shall the Purchaser be required to purchase more than the scheduled Draw Down amount for a given Draw Down Pricing Period so that if the Company chooses not to exercise the maximum permitted Draw Down in a given Draw Down Pricing Period the Purchaser is not obligated to purchase more than the scheduled maximum amount in a subsequent Draw Down Pricing Period, except with regard to the Catch-Up Notices.

(e)
On the Purchase Share Delivery Date, the Shares purchased by the Purchaser shall be delivered to the Purchaser. On the Purchase Share Delivery Date, Purchaser shall pay the Draw Down Purchase Price to the Company.

Section 6.2
Call Option. The parties hereto agree that until Purchaser has purchased $6,000,000 of Shares pursuant to the Draw Down terms, Purchaser shall have an option to purchase the then-remaining balance of the $6,000,000 of Shares at a per share purchase price equal to 1.2 multiplied by the 5-day VWAP on the Trading Day preceding the date of Purchaser’s exercise of such option, subject to compliance with applicable law and subject to compliance with all Nasdaq rules.
ARTICLE VII

Termination
Section 7.1
Termination by Mutual Consent.

The term of this Agreement shall be fifteen (15) months from the Commencement Date. This Agreement may be terminated at any time by mutual consent of the parties.

Section 7.2
Other Termination.
(f)
The Purchaser may terminate this Agreement upon one (1) Trading Day’s notice if (i) an event resulting in a Material Adverse Effect has occurred or (ii) the Company files for protection from creditors under any applicable law.
Section 7.3
Effect of Termination.

In the event of termination by the Company or the Purchaser, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated without further action by either party. If this Agreement is terminated as provided in Section 7.1 or 7.2 herein, this Agreement shall become void and of no further force and effect. Nothing in this Section 7.3 shall be deemed to release the Company or the Purchaser from any liability for any breach under this Agreement, or to impair the rights to the Company and the Purchaser to compel specific performance by the other party of its obligations under this Agreement. If this Agreement is breached by Purchaser, all such Shares shall be returned to the Company and forfeited.

ARTICLE VIII

Miscellaneous
Section 8.1
Fees and Expenses. Each party shall bear its own fees and expenses related to the transactions contemplated by this Agreement. The Company shall pay all stamp or other similar taxes and duties levied in connection with issuance of the Shares pursuant hereto.
Section 8.2
Specific Enforcement. The Company and the Purchaser acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.
Section 8.3
Entire Agreement; Amendment.

This Agreement, together with the Registration Rights Agreement contains the entire understanding of the parties with respect to the matters covered hereby and, except as specifically set forth herein, neither the Company nor the Purchaser makes any representations, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

Section 8.4
Notices.

Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or email at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company: Meta Materials Inc.

60 Highfield Park Dr.

Dartmouth, NS Canada B3A 4R9

Attention: Uzi Sasson

Email: uzi.sasson@metamaterial.com

with copies to (which does not constitute notice):

Wilson Sonsini Goodrich & Rosati, P.C.

12235 El Camino Real

San Diego, CA 92130

Attn: Tom Hornish

Email: thornish@wsgr.com

If to Purchaser: Gregory McCabe

500 W. Texas Ave. #890

Midland, Texas 79701

gregmccabe@aol.com

with copies to (which does not constitute notice):

O’Melveny & Myers LLP

2501 N. Harwood Street, 17th Floor

Dallas, Texas 75201

Attention: Jason Schumacher and Jack Jacobsen

E-mail: jschumacher@omm.com; jjacobsen@omm.com

Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto in accordance herewith.

Section 8.5
Waivers.

No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

Section 8.6
Headings.

The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

Section 8.7
Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The parties hereto may not amend this Agreement or any rights or obligations hereunder without the prior written consent of the Company and each Purchaser to be affected by the amendment. After Closing, the assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement.

Section 8.8
No Third Party Beneficiaries.

This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 8.9
Governing Law/Consent to Jurisdiction.

(a) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York. Each of the Parties submits to the jurisdiction of any state or federal court sitting in the State of New York, County of New York and agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties waives any defense of inconvenient forum to maintenance of any action or proceeding so brought.

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF NEW YORK, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY'S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.9(c).

Section 8.10
Counterparts.

This Agreement may be executed by the parties in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, the parties.

Section 8.11
Publicity.

After the Closing, the Company may issue a press release or otherwise make a public statement or announcement with respect to this Agreement or the transactions contemplated hereby or the existence of this Agreement; provided, that prior to issuing any such press release, making any such public statement or announcement, the Company obtains the prior consent of the Purchaser, which consent shall not be unreasonably withheld or delayed.

Section 8.12
Severability.

The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 8.13
Further Assurances.

From and after the date of this Agreement, upon the request of the Purchaser or the Company, each of the Company and the Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorize officer as of the date first above written.

COMPANY:

META MATERIALS INC.

By_/s/ George Palikaras_________

Name: George Palikaras

Title: CEO

PURCHASER:

_/s/ Gregory McCabe____________

Gregory McCabe

EXHIBIT A TO THE

COMMON STOCK PURCHASE AGREEMENT

REGISTRATION RIGHTS AGREEMENT

[Attached]

EXHIBIT B TO THE

COMMON STOCK PURCHASE AGREEMENT

FORM OF DRAW DOWN NOTICE

Reference is made to the Common Stock Purchase Agreement dated as of September 8, 2023, (the “Purchase Agreement”) between Meta Materials Inc., a Nevada corporation (the “Company”), and Gregory McCabe, individually (the “Purchaser”). Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement.

In accordance with and pursuant to Section 6.1(d) of the Purchase Agreement, the Company hereby issues this Draw Down Notice to exercise a request as indicated below.

Draw Down Amount Requested:

Draw Down Pricing Period start date:

Draw Down Purchase Date:

Settlement Date:

Draw Down Purchase Price:

Dollar Amount of Common Stock Currently Unissued under the Registration Statement:

Dollar Amount of Common Stock Currently Available:

Dated:	By:
Name
Title:

Address:
Facsimile No.

AGREED AND ACCEPTED

By:
Name
Title: